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                                                                Exhibit 10(xii)


                              INSTRUMENT OF MERGER

                 The North American Coal Corporation, Hamilton Beach-Proctor/Silex, Inc. and NACCO Materials Handling Group, Inc. (the "Employers") hereby take the following actions, effective at the close of business on December 31, 1994, with respect to The North American Coal Corporation Salaried Employees Pension Plan ("Plan 005"), The Hamilton Beach/Proctor-Silex Profit Sharing Retirement Plan (the "PSRP"), the NACCO Materials Handling Group, Inc. Cash Balance Plan for Salaried Employees (the "Salaried Plan"), the NACCO Materials Handling Group, Inc. Cash Balance Plan for Sulligent Shop Employees (the "Sulligent Plan"), and the NACCO Materials Handling Group, Inc. Cash Balance Plan for Berea Shop Employees (the "Berea Plan") (collectively, the "Plans" and individually, a "Plan"), each as amended through the date hereof, and the trusts related thereto (the "Trusts"). Words and phrases used herein with initial capital letters which are defined in the Plans are used herein as so defined.

                                       I.

                 The PSRP, Sulligent Plan, Salaried Plan, and Berea Plan are hereby merged into Plan 005 to form a single plan, within the meaning of Treasury Regulations issued under section 414(1) of the Code (the "Merged Plan"). Effective upon such merger, the name of the Merged Plan shall be the "Combined Defined Benefit Plan for NACCO Industries, Inc. and its Subsidiaries (the "Combined Plan")."





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                                      II.

                 The Trust for each Plan shall continue to be maintained pursuant to the instrument currently applicable thereto (the "Master Trust Agreement"). Notwithstanding the foregoing, all of the assets of the Plans shall be available to pay benefits to all Participants and Beneficiaries under the Combined Plan, and the Master Trust Agreement shall be deemed to have been amended to the extent necessary to effectuate this sentence.

                                      III.

                 As required by Code section 414(l), each Participant in the Combined Plan shall be entitled to receive benefits from the Combined Plan, if it were to terminate immediately after the merger, at least equal to the benefits that the Participant would have been entitled to receive from the Plan in which he was a Participant prior to the merger, if such Plan had then terminated. In furtherance of the foregoing sentence, if the sum of the assets of the Plans at the time of the merger is less than the sum of the present values of all Accrued Benefits under the Plans (whether or not vested) at that time, the Employers shall comply with the requirements of Treas. Reg. Section 1.414(1)-1(e)(2) (or Treas. Reg. Section 1.414(1)-1(i)) and Treas. Reg. Section 1.414(l)-1(j).





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                                      IV.

                 The Combined Plan shall be comprised of the following "Parts":

                 A. "Part I", which contains Articles I through XVII, and Exhibits thereto, shall contain the provisions of Plan 005 as in effect immediately prior to the merger;
                 B. "Part II", which contains Articles I through XIX, and Exhibits thereto, shall contain the provisions of the PSRP as in effect immediately prior to the merger; and
                 C. "Part III", which contains Articles I through XIX, and Exhibits thereto, shall contain the provisions of the NACCO Materials Handling Group, Inc. Cash Balance Plan as in effect immediately prior to the merger (the "Cash Balance Plan"), which is comprised of: (1) the Berea Plan; (2) the Sulligent Plan; and (3) the Salaried Plan.

                                       V.

                 From and after the effective date of the merger, the following Employees (as that term is defined in each Plan immediately prior to the merger) shall be eligible to participate in the respective Parts of the Combined Plan described below:

                 A. PART I OF THE COMBINED PLAN: Salaried Employees of the Falkirk Mining Company, the Coteau Properties Company, the Sabine Mining Company, Bellaire Corporation, North American Coal





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Royalty Company, The North American Coal Corporation, or NACCO Industries,
Inc., but excluding Leased Employees or Employees employed in an Excluded Bargaining Unit and Employees who work for an Employer primarily outside of the United States who are not citizens of the United States.

                 B. PART II OF THE COMBINED PLAN: Regular, full-time (as defined in the PSRP) Employees who are on the U.S. payroll of Hamilton Beach/Proctor-Silex, Inc. ("HB-PS"), but excluding nonresident aliens, Leased Employees, temporary or seasonal Employees, or Employees who are members of a collective bargaining unit recognized by HB-PS or certified by the National Labor Relations Board unless there is a written agreement between HB-PS and the collective bargaining representative for such Employees, that such Employees shall be eligible to participate in the Plan.

                 C. PART III OF THE COMBINED PLAN: Employees of NACCO Materials Handling Group, Inc. ("NMHG") who (1) are employed on a salaried payroll, excluding, however, (i) such Employees of NMHG who first perform an Hour of Service on or after July 1, 1992 and who are classified in salary grades 27 and above, and (ii) such Employees of NMHG who are employed at or report to the Flemington, New Jersey, Greenville, North Carolina or Lenoir, North Carolina facilities; (2) are employed on the shop hourly payroll at the Sulligent, Alabama location; or (3) are employed on the shop hourly payroll at the Berea, Kentucky location; provided, however, that Employees who are nonresident aliens,





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Leased Employees, temporary or seasonal Employees, or who are members of a collective bargaining unit recognized by NMHG or certified by the National Labor Relations Board shall not be eligible to participate in the Plan, unless, in the case of Employees who are collective bargaining unit members, there is a written agreement between NMHG and the collective bargaining representative of such Employees that such Employees shall be eligible to participate in the Plan.

                                      VI.

                 The terms and conditions of the Combined Plan shall be comprised of the combined terms and conditions and all other provisions of each Plan, which shall remain in effect in the same manner as they were immediately prior to the merger, but incorporating any changes therein made herein or in Amendment No. 6 to Plan 005, Amendment No. 3 to the PSRP, and Amendment No. 3 to the Cash Balance Plan, which Amendments were adopted together with this Instrument of Merger; provided, however, that the terms, conditions and other provisions of each Part of the Combined Plan, as so amended, shall be applicable and controlling only with respect to each of the respective Employees thereof, as such individuals are specified in Section V above.

                                             THE NORTH AMERICAN COAL CORPORATION



                                             By: Charles A. Bittenbender
                                                ------------------------
                                             Title: Assistant Secretary
Date:  December 31, 1994





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                                        HAMILTON BEACH/PROCTOR-SILEX, INC.



                                             By: Charles A. Bittenbender
                                                ------------------------
                                             Title: Assistant Secretary

Date:  December 31, 1994

                                        NACCO MATERIALS HANDLING GROUP, INC.



                                             By: Charles A. Bittenbender
                                                ------------------------
                                             Title: Assistant Secretary
Date: December 31, 1994





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